UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 7, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      (b) On August 11, 2006, the Board of Directors of Pennichuck Corporation (the "Company") issued a press release announcing that the Company's interim Chief Executive Officer and President Hannah M. McCarthy was resigning to return to the academic community as interim President of Newbury College in Chestnut Hill, Massachusetts. Unless other arrangements are mutually agreed upon between Ms. McCarthy and the Company's Board of Directors, her resignation as CEO and President will be effective on or about August 30, 2006. Ms. McCarthy, who has been a director of the Company for 12 years prior to her interim appointment, will remain a member of the Company's Board of Directors.

      John Kreick, PhD, Chairman of the Company's Board of Directors, announced that the search for a permanent President and Chief Executive Officer is continuing and, if a permanent appointment is not made by August 30, 2006, the Company's Board of Directors expects that it will appoint another interim CEO and President at that time.

A copy of the Company's August 11, 2006 press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by the Company on August 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: August 11, 2006	By:	/s/ Hannah M. McCarthy

	Name:	Hannah M. McCarthy
	Title:	President and Chief Executive Officer

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